                          TCW/DW GLOBAL TELECOM TRUST

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


                            TO BE HELD JUNE 8, 1999

     The undersigned shareholder of TCW/DW Global Telecom Trust does hereby appoint BARRY FINK, RONALD E. ROBISON and ROBERT S. GIAMBRONE and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of TCW/DW Global Telecom Trust to be held on June 8, 1999, in Conference Room A, Forty-Fourth Floor, Two World Trade Center, New York, New York at 11:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.





                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
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12-DIGIT CONTROL NO.

TO VOTE BY MAIL, PLEASE
COMPLETE AND RETURN THIS CARD

You Also May Vote A Proxy By Touch-Tone Phone Or By Internet
(See enclosed Voting Information Card for further instructions)

To Vote A Proxy By Phone, call Toll-Free: 1-800-690-6903

To Vote A Proxy By Internet, visit our Website(s): WWW/MSDWT.COM or WWW.PROXYVOTE.COM




[X] PLEASE MARK BOXES                  FOR AGAINST ABSTAIN
                                       [ ]   [ ]     [ ]



The Proposal:

Approval of the Agreement and Plan of
Reorganization, dated as of February 25, 1999, pursuant to which substantially all of the assets of TCW/DW Global Telecom Trust would be combined with those of Morgan Stanley Dean Witter Global Utilities Fund and shareholders of TCW/DW Global Telecom Trust would become shareholders of Morgan Stanley Dean Witter Global Utilities Fund receiving shares in Morgan Stanley Dean Witter Global Utilities Fund with a value equal to the value of their holdings in TCW/DW Global Telecom Trust.

Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                                     Date _____________________

Please make sure to sign and date this Proxy using black or blue ink.

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                        Shareholder sign in the box above


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                     Co-Owner (if any) sign in the box above



        -  -  PLEASE DETACH AT PERFORATION  -                        -

                           TCW/DW GLOBAL TELECOM TRUST


                                    IMPORTANT


                USE ONE OF THE THREE EASY WAYS TO VOTE YOUR PROXY


1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.


2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR 12 DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.


3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE RECORDED INSTRUCTIONS.